EXHIBIT 10.3

Personal and Strictly Confidential                                                                                                                                                          February 1, 2012

Attention: Bill Lingard

Dear Bill:

I am very pleased to inform you that you have been selected to participate in Flint’s Retention Bonus Plan (RBP).  The RBP is a long term reward for selected key employees as recognition for their contribution and dedication to Flint, and their efforts toward achieving our long term goals.

The total value of your award is $1,058,940, with a two year vesting period.  One half of the award, or $529,470, will vest and be paid on February 1, 2013, and the second half will vest and be paid on February 1, 2014.  These payments will be subject to usual income tax, which will be withheld at the time of payment.

To be eligible for the award payment, you must remain employed by the company throughout each vesting period and be an employee on the vesting and payment dates.

This RBP award is given only to selected key employees who have been deemed high performers and should be treated as highly confidential.  It is possible that your supervisor is not in this plan, so secrecy is extremely important.

I would like to extend my personal thanks for your past and future contributions to Flint.  Your efforts are making a big difference toward achieving our near and long term goals.

I would also like to request that you make a personal commitment to yourself to improve our safety culture and performance this year, and remind you that “People are #1 24/7” means we want you to be safe both on and off the job.

Please take the time to review this bonus plan carefully.  Feel free to direct any questions you may have to me or Paul M. Boechler, Executive Vice President and CFO.  Once you have completed reviewing this letter, please return one signed original to my Executive Assistant, Aubrey Rosales (using the addressed envelope enclosed), within two weeks of receiving this document.

Yours Truly,

/s/ Paul M. Boechler
Paul M. Boechler
Executive Vice President and CFO

I acknowledge receipt of this original letter and agree to be a participant in Flint’s Retention Bonus Plan.

/s/ Bill Lingard	February 23, 2012
Bill Lingard	Date

INTEGRITY        | PEOPLE | SUCCESS | EXCELLENCE  | DYNAMIC
700, 300 - 5th Avenue SW, Calgary, Alberta T2P 3C4  Tel:  (403) 218-7100  Fax:  (403) 215-5445  www.flintenergy.com

Personal and Strictly Confidential                                                                                                                                                          February 1, 2012

Attention: Wayne Shaw
Dear Wayne:

I am very pleased to inform you that you have been selected to participate in Flint’s Retention Bonus Plan (RBP).  The RBP is a long term reward for selected key employees as recognition for their contribution and dedication to Flint, and their efforts toward achieving our long term goals.

The total value of your award is $574,508, with a two year vesting period.  One half of the award, or $287,254, will vest and be paid on February 1, 2013, and the second half will vest and be paid on February 1, 2014.  These payments will be subject to usual income tax, which will be withheld at the time of payment.

To be eligible for the award payment, you must remain employed by the company throughout each vesting period and be an employee on the vesting and payment dates.

This RBP award is given only to selected key employees who have been deemed high performers and should be treated as highly confidential.  It is possible that your supervisor is not in this plan, so secrecy is extremely important.

I would like to extend my personal thanks for your past and future contributions to Flint.  Your efforts are making a big difference toward achieving our near and long term goals.

I would also like to request that you make a personal commitment to yourself to improve our safety culture and performance this year, and remind you that “People are #1 24/7” means we want you to be safe both on and off the job.

Please take the time to review this bonus plan carefully.  Feel free to direct any questions you may have to me or Paul M. Boechler, Executive Vice President and CFO.  Once you have completed reviewing this letter, please return one signed original to my Executive Assistant, Aubrey Rosales (using the addressed envelope enclosed), within two weeks of receiving this document.

Yours Truly,

/s/ W.J. (Bill) Lingard
W.J. (Bill) Lingard
President and CEO

I acknowledge receipt of this original letter and agree to be a participant in Flint’s Retention Bonus Plan.

/s/ Wayne Shaw	February 24, 2012
Wayne Shaw	Date

INTEGRITY        | PEOPLE | SUCCESS | EXCELLENCE  | DYNAMIC
700, 300 - 5th Avenue SW, Calgary, Alberta T2P 3C4  Tel:  (403) 218-7100  Fax:  (403) 215-5445  www.flintenergy.com